CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Badger Paper Mills, Inc. on Form S-8 (File No. 333-01671) of our report dated June 11, 2003, on our audits of the financial statements and supplemental schedules of Badger Paper Mills Profit Sharing Plan and Trust for Union Employees as of and for the year ended December 31, 2002, which report is included in this Annual Report on Form 11-K.

/s/ Grant Thornton LLP

Appleton, Wisconsin
June 26, 2003





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